EXHIBIT 99

WRITTEN STATEMENT PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Jefferson-Pilot Corporation (the “Company”) on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, David A. Stonecipher, Chief Executive Officer of the Company, and Theresa M. Stone, Chief Financial Officer of the Company, each hereby certify that, to his or her knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David A. Stonecipher

David A. Stonecipher
Chief Executive Officer
March 26, 2003

/s/ Theresa M. Stone

Theresa M. Stone
Chief Financial Officer
March 26, 2003

A signed original of this written statement required by Section 906 has been provided to Jefferson-Pilot Corporation and will be retained by Jefferson-Pilot Corporation and furnished to the Securities and Exchange Commission or its staff upon request.